Exhibit 99.1

CONTACT:

Jay Biskupski, Chief Financial Officer

ir@psemi.com

858-795-0161

Investor Relations:

The Blueshirt Group

Suzanne Craig or Melanie Friedman

415-217-4962; 415-217-4964

Suzanne@blueshirtgroup.com

Melanie@blueshirtgroup.com

Peregrine Semiconductor Announces First Quarter 2013 Financial Results

• First quarter revenue of $46.6 million

• GAAP first quarter diluted loss per share of $0.04

• Non-GAAP first quarter diluted income per share of $0.01

San Diego, California, April 29, 2013 — Peregrine Semiconductor Corporation (Peregrine Semiconductor) (NASDAQ: PSMI), a fabless provider of high-performance radio frequency integrated circuits (RFICs), today announced its first quarter 2013 financial results.

First quarter 2013 revenue was $46.6 million, compared with $36.7 million for the same period in 2012.

As reported under U.S. generally accepted accounting principles (GAAP), first quarter 2013 net loss was $1.2 million, compared with a GAAP net loss of $3.0 million in the same period in 2012. Diluted net loss per share for the first quarter of 2013 was $0.04 per share compared to a net loss per share of $1.10 for the same period in 2012.

Non-GAAP net income for the first quarter of 2013 was $0.3 million, or $0.01 per diluted share based on weighted average shares outstanding of 35.7 million. This compares with non-GAAP net loss of $2.1 million or $0.08 per diluted share based on weighted average shares outstanding of 25.1 million for the same period in 2012.

Gross margin on a GAAP basis for the first quarter of 2013 was 42.5% of revenue, compared to 30.6% of revenue for the same period in 2012. Gross margin on a non-GAAP basis for the first quarter of 2013 was 42.9% of revenue, compared to 31.0% of revenue for the same period in 2012.

“During the first quarter of 2013 we made solid progress as we continued to expand our position as a leader in the RF front-end. In particular, we improved our end customer diversification with share gains at a number of important accounts during the first quarter. In addition, we introduced key new technologies and partnerships including STeP8, an important advancement to our UltraCMOS process technology, and our collaboration with Intel on tuning solutions for LTE. We also announced our intent to license IP to Murata, the market leader in RF modules, to solidify our long-term partnership and further establish value in our patent portfolio,” commented Jim Cable, Chief Executive Officer. “We have positioned ourselves well for future growth as certain high-profile smartphones begin to ramp and we continue to diversify the product offerings in our non-handset business.”

Business Outlook

For the second quarter of 2013, the company expects revenue to be in the range of $48 million to $50 million. Second quarter GAAP gross margin is expected to be in the range of 39% to 41%.

Quarterly Conference Call Today

Jim Cable, President and Chief Executive Officer, and Jay Biskupski, Chief Financial Officer, will host a first quarter 2013 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call may be accessed by dialing 1-877-303-8027 (toll free) or 1-760-536-5165 (international). The passcode is 35375317. A live and archived webcast of the call will be available on Peregrine’s website at http://investors.psemi.com/ for one week following the live call.

Use of GAAP and Non-GAAP Financial Measures

Peregrine Semiconductor prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as gross margin, net income and loss per share information for the three months ended March 30, 2013, and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. However, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Condensed Consolidated Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Use of Forward Looking Statements

This press release contains forward looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects. Such statements constitute “forward-looking” statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results, performance or achievements could be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, our dependence on a limited number of customers for a substantial portion of our revenues; intellectual property risks; intense competition in our industry; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products; consumer acceptance of our customers’ products that incorporate our solutions; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products.

For further information regarding risks and uncertainties associated with Peregrine’s business, please refer to the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Form 10-K for the year ended December 29, 2012, which should be read in conjunction with these financial results. These documents are available on the SEC Filings section of the Investor Relations section of our website at http://investors.psemi.com/. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

About Peregrine Semiconductor

Peregrine Semiconductor (NASDAQ: PSMI) is a fabless provider of high-performance radio frequency integrated circuits (RFICs). Our solutions leverage our proprietary UltraCMOS® technology, an advanced RF Silicon-On-Insulator process. Our products deliver what we believe is an industry-leading combination of performance and monolithic integration, and target a broad range of applications in the aerospace and defense, broadband, industrial, mobile wireless device, test and measurement equipment, and wireless infrastructure markets. Additional information is available on the Company’s website at http://www.psemi.com.

The Peregrine Semiconductor name, logo and UltraCMOS are registered trademarks, and DuNE, and HaRP are trademarks of Peregrine Semiconductor Corporation in the U.S.A., and other countries. All other trademarks are the property of their respective owners.

(Tables Follow)

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012

Net revenue	$46,625	$36,695
Cost of net revenue	26,808	25,460

Gross profit	19,817	11,235
Operating expense:
Research and development	10,164	6,442
Selling, general and administrative	10,720	7,112

Total operating expense	20,884	13,554

Loss from operations	(1,067)	(2,319)
Interest expense, net	(79)	(680)
Other income (expense), net	(34)	6

Loss before income taxes	(1,180)	(2,993)
Provision for income taxes	28	49

Net loss	$(1,208)	$(3,042)

Basic and diluted net loss per share:	$(0.04)	$(1.10)

Shares used to compute basic and diluted net loss per share:	31,925	2,765

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 30, 2013	December 29, 2012
Assets
Current assets:
Cash and cash equivalents	$14,167	$44,106
Short-term marketable securities	31,167	30,361
Accounts receivable, net	12,089	13,353
Inventories	60,275	57,017
Prepaids and other current assets	6,499	11,108

Total current assets	124,197	155,945
Property and equipment, net	23,239	22,871
Long-term marketable securities	16,525	18,892
Other assets	209	210

Total assets	$164,170	$197,918

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,265	$22,306
Accrued liabilities	7,679	12,672
Accrued compensation	2,833	5,726
Customer deposits	10,213	24,425
Deferred revenue	7,548	12,755
Current portion of obligations under capital leases	10	11

Total current liabilities	43,548	77,895

Obligations under capital leases, less current portion	13	18
Other long-term liabilities	958	886

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	341,952	340,221
Accumulated deficit	(222,143)	(220,935)
Accumulated other comprehensive loss	(190)	(199)

Total stockholders’ equity	119,651	119,119

Total liabilities and stockholders’ equity	$164,170	$197,918

Peregrine Semiconductor Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Operating activities
Net loss	$(1,208)	$(3,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,500	968
Stock-based compensation	1,466	980
Revaluation of warrants to fair value	—	552
Imputed interest related to deposit arrangements, net	19	—
Amortization of premium and discount on investments, net	106	—
Changes in operating assets and liabilities:
Accounts receivable	(839)	(4,251)
Inventories	(3,399)	(5,176)
Prepaids and other current and noncurrent assets	5,272	(2,081)
Accounts payable and accrued liabilities	(15,613)	7,147
Customer deposits	(9,092)	—
Deferred revenue	(5,207)	232

Net cash used in operating activities	(26,995)	(4,671)

Investing activities
Purchase of property and equipment	(1,866)	(1,427)
Purchase of marketable securities	(8,882)	—
Sale of marketable securities	10,340	—

Net cash used in investing activities	(408)	(1,427)

Financing activities
Payments on obligations under capital leases	—	(128)
Payments on notes payable	—	(211)
Payments on customer deposit financing arrangement	(2,788)	—
Proceeds from line of credit	—	3,000
Proceeds from exercise of stock options	261	18
Proceeds from customer deposit financing arrangement	—	7,200
Costs paid in connection with initial public offering	—	(91)

Net cash provided by (used in) financing activities	(2,527)	9,788
Effect of exchange rate changes on cash and cash equivalents	(9)	19

Net change in cash and cash equivalents	(29,939)	3,709
Cash and cash equivalents at beginning of period	44,106	12,119

Cash and cash equivalents at end of period	$14,167	$15,828

Peregrine Semiconductor Corporation

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 30, 2013		March 31, 2012
Gross profit - GAAP	$19,817	42.5%	$11,235	30.6%
Non-cash compensation expense (1)	196	0.4	143	0.4

Gross profit - Non-GAAP	$20,013	42.9%	$11,378	31.0%

Loss from operations - GAAP	$(1,067)	(2.3%)	$(2,319)	(6.3%)
Non-cash compensation expense (1)	1,466	3.2	980	2.7

Income (loss) from operations - Non-GAAP	$399	0.9%	$(1,339)	(3.6%)

Net loss - GAAP	$(1,208)	(2.6%)	$(3,042)	(8.3%)
Non-cash compensation expense (1)	1,466	3.2	980	2.7

Net income (loss) - Non-GAAP	$258	0.6%	$(2,062)	(5.6%)

Diluted net loss per share - GAAP	$(0.04)		$(1.10)
Adjustment to reflect conversion of preferred stock at the beginning of period	—		0.98
Non-cash compensation expense	0.05		0.04

Diluted net income (loss) per share - Non-GAAP	$0.01		$(0.08)

Net loss attributable to common stockholders - GAAP	$(1,208)		$(3,042)

Net income (loss) - Non-GAAP	$258		$(2,062)

Shares used to compute diluted net loss per share attributable to common stockholders - GAAP	31,925		2,765
Adjustment to reflect conversion of preferred stock at the beginning of period	—		22,365
Dilutive effect of stock options and warrants	3,810		—
Shares used to compute diluted net income (loss) per share - Non-GAAP	35,735		25,130

(1)	Includes stock-based compensation as follows:

	Three Months Ended
	March 30, 2013	March 31, 2012
Cost of net revenue	$196	$143
Research and development	517	268
Selling, general and administrative	753	569

Total	$1,466	$980

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